                                                                    Exhibit 21.1

                         AMENDED LIST OF SUBSIDIARIES
                         ----------------------------

     Entity Name                                                 State or Country of Incorporation
     Concrete Partners, Inc.                                                 Delaware
     Continental Carbon Australia Pty. Ltd.                                  Australia
     KHC Assurance, Inc.                                                     Vermont
     Koppers (China) Carbon & Chemical Company Limited                       Peoples Republic of China
     Koppers Arch (SA) (Proprietary) Limited                                 South Africa
     Koppers Arch Chemicals (M) Sdn Bhd                                      Malaysia
     Koppers Arch International Pty Limited                                  Australia
     Koppers Arch Investments Pty Limited                                    Australia
     Koppers Arch Wood Protection (Aust) Pty Limited                         Australia
     Koppers Arch Wood Protection (Fiji) Limited                             Fiji
     Koppers Arch Wood Protection (M) Sdn Bhd                                Malaysia
     Koppers Arch Wood Protection (NZ) Limited                               New Zealand
     Koppers Australia Pty. Limited                                          Australia
     Koppers Coal Tar Products Pty. Ltd.                                     Australia
     Koppers Concrete Products, Inc.                                         Delaware
     Koppers Denmark A/S                                                     Denmark
     Koppers Europe ApS                                                      Denmark
     Koppers European Holdings A/S                                           Denmark
     Koppers Industries International Trade Corporation                      Barbados
     Koppers Industries of Delaware, Inc.                                    Delaware
     Koppers Investment Subsidiary Pty Ltd.                                  Australia
     Koppers Investments (Aust.) Pty Limited                                 Australia
     Koppers Mauritius                                                       Republic of Mauritius
     Koppers Monessen Partners LP                                            Delaware
     Koppers Poland Sp.  z.o.o.                                              Poland
     Koppers Power Poles (Australia) Pty. Limited                            Australia
     Koppers Redemption, Inc.                                                Delaware
     Koppers Shipping Pty. Ltd.                                              Australia
     Koppers Timber Preservation Pty. Ltd.                                   Australia
     Koppers Trading Denmark A/S                                             Denmark
     Koppers UK Holding Limited                                              United Kingdom
     Koppers UK limited                                                      United Kingdom
     Koppers UK Transport Limited                                            United Kingdom
     Koppers-Hickson Timber Protection (PNG) Pty Limited                     New Guinea
     Optimized Logistics, LLC                                                Pennsylvania
     TN of 01.01.96 A/S                                                      Denmark
     World-Wide Ventures Corporation                                         Delaware